                           SCHEDULE 14A  INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

    Filed by the Registrant  [X]
    Filed by a party other than the Registrant [_]

    Check the appropriate box:
    [_] Preliminary Proxy Statement
    [_] Confidential for use of the commission Only [as permitted by Rule
        14a-6(e)(2)]
    [X] Definitive Proxy Statement
    [_] Definitive Additional Materials
    [_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          AVTEL COMMUNICATIONS, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           RAYMOND P. LE BLANC, ESQ.
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)

    Payment of filing fee (Check the appropriate box):
    [_] $125 per Exchange Act Rule 0-11(c)(i)(ii), 14a-6(i)(1), or 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A
    [_] $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).
    [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: $.001 Par Value Common Stock

(2) Aggregate number of securities to which transaction applies: _______________
    ___________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act  Rule 0-11:(1) (Set forth the amount on which the filing fee is calculated and state how it was determined).  _______________________
    ____________________________________________________________________________

(4) Proposed maximum aggregate value of transaction: ___________________________

(5) Total fee paid:

    [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:   _____________________
(2) Form, schedule or registration statement no. ____________
(3) Filing party:  __________________________________________
(4) Date filed: _____________________________________________

                                                            [LETTERHEAD OF AVTEL
                                                           COMMUNICATIONS, INC.]


                                                                 January 8, 1997


To The Stockholders of AvTel Communications, Inc.:

   You are cordially invited to attend the Annual Meeting of Stockholders of AvTel Communications, Inc. to be held at 4:00 p.m., local time, on February 27, 1997, at the Company's offices at 130 Cremona Drive, Suite C, Goleta, California. A copy of the Notice of Annual Meeting of Stockholders, Proxy Statement and proxy are enclosed. At the Meeting, in addition to electing directors for the next year and ratifying the appointment of Ernst & Young, LLP as the Company's independent public accountants, you will also be asked to approve the proposed 1997 Stock Incentive Plan.

   WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE ANNUAL MEETING.


                           AVTEL COMMUNICATIONS, INC.

                           Sincerely,

                           /s/ Anthony E. Papa

                           Anthony E. Papa
                           President & Chief Executive Officer

                  [LETTERHEAD OF AVTEL COMMUNICATIONS, INC.]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To The Stockholders:

  The Annual Meeting of Stockholders of AvTel Communications, Inc. (the "Company") will be held at 130 Cremona Drive, Suite C, Goleta, California, on Thursday, February 27, 1997 at 4:00 p.m., local time, for the following purposes:

  1. To elect four directors of the Company to serve for the ensuing year and until their successors have been elected and qualified;

  2. To consider and vote upon a proposal to approve the 1997 Stock Incentive Plan;

  3. To ratify the selection of Ernst & Young, LLP, independent certified public accountants, as auditors for the Company for the year ending September 30, 1997; and

  4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has determined that only holders of Common Stock of record at the close of business on December 30, 1996, will be entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                             /s/ James P. Pisani

                             JAMES P. PISANI
                             Executive Vice President, Chief Operating Officer & Secretary

Santa Barbara, California
January 8, 1997

                             YOUR VOTE IS IMPORTANT

  Please immediately date, sign, and return your proxy in the enclosed envelope. If you attend the meeting, you may withdraw your proxy and vote in person.

                         THANK YOU FOR ACTING PROMPTLY

                  [LETTERHEAD OF AVTEL COMMUNICATIONS, INC.]

                                PROXY STATEMENT

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

GENERAL

  The enclosed Proxy Statement is solicited on behalf of the Board of Directors of AvTel Communications, Inc. (the "Company" or "AvTel") for use at the Annual Meeting of Stockholders to be held February 27, 1997, at the Company's principal office, at 4:00 p.m., local time, and at any adjournments thereof. The Company's principal offices are located at 130 Cremona Drive, Suite C, Goleta, California and its telephone number is (805) 685-0355.

  These proxy solicitation materials are to be mailed on or about January 10, 1997 to all stockholders entitled to vote at the meeting.

REVOCABILITY

  A stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date or by personal attendance and voting at the Annual Meeting. Subject to such revocation, all shares represented by each properly executed proxy received by the Company will be voted in accordance with the instructions indicated thereon, and if instructions are not indicated, will be voted for the election of the nominees for director named in this Proxy Statement and in favor of the proposals to approve the 1997 Stock Incentive Plan and to ratify the selection of independent certified public accountants.

RECORD DATE AND OUTSTANDING SHARES

  As of December 30, 1996 (the ''Record Date''), the outstanding voting securities of the Company consisted of 7,100,807 shares of $.001 par value Common Stock. Each stockholder of record at the close of business on the Record Date is entitled to one vote for each share held on each matter submitted to a vote of stockholders. The presence in person or by proxy of holders of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of such business as shall properly come before the meeting.

VOTING AND SOLICITATION

  Each share of Common Stock has one vote on all matters. Stockholders do not have the right to cumulate their votes in the election of directors.

  The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or telegram. Anthony E. Papa, James P. Pisani and Frank Dziuba, directors and executive officers of the Company, and Barry A. Peters, a director, own, collectively, an aggregate of 4,377,508 shares, representing 62%, of the issued and outstanding Common Stock of the Company as of the record date, December 30, 1996. As directors, Messrs. Papa, Pisani, Dziuba and Peters have unanimously recommended approval by the shareholders of the proposals set forth in this Proxy Statement and have indicated their intentions to vote in favor of the adoption and approval of such proposals. In addition, certain other shareholders who together own, beneficially or of record, an aggregate of 1,307,662 or 18% of the issued and outstanding Common Stock as of the Record Date, are parties to certain agreements in which they have agreed not to vote their shares in opposition to the matters recommended by the Company's Board of Directors (See "Security Ownership of Certain Beneficial Owners and Management"). Accordingly, there will be sufficient votes for approval and adoption of the proposals submitted for approval without the affirmative vote of any other shareholders besides Messrs. Papa, Pisani, Dziuba and Peters.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

  Four directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to hold office until the next Annual Meeting and until their successors are elected and qualified. Unless otherwise instructed, the proxy holders intend to vote the proxies received by them for the election of the nominees named below, all of whom are now members of the Board. It is not anticipated that any of the nominees will decline or be unable to serve as a director. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated to fill the vacancy by the present Board of Directors.

  The following table sets forth certain information concerning each person nominated for election as a director:

   NAME                   AGE    DIRECTOR SINCE        PRINCIPAL OCCUPATION & DIRECTORSHIPS
   ----                   ---   ----------------       --------------------------------------
Anthony E. Papa            34       1996               Director, President and Chief Executive Officer of the
                                                       Company
James P. Pisani            32       1996               Director, Executive Vice President and Chief
                                                       Operating Officer
Barry A. Peters            35       1996               Director of the Company, Chief Financial Officer of
                                                       You Bet Corporation
Frank Dziuba               38       1996               Director and Senior Vice President Software Development

  Messrs. Papa, Pisani and Peters were each elected to the Board of Directors of the Company at a special meeting of its stockholders held October 23, 1996, at which the stockholders approved a merger (the "Merger") between the Company (formerly named "Hi, Tiger International, Inc.") and AvTel Holdings, Inc., a California corporation ("AHI") as described in the Company's Information Statement and Notice of Special Meeting dated October 4, 1996 and in the Acquisition Agreement dated August 30, 1996 between the Company and AHI. Pursuant to the Merger, among other things, the Company acquired all of the issued and outstanding capital stock of AHI, Messrs. Papa, Pisani and Peters, the holders of all the issued and outstanding common stock of AHI, acquired, after giving effect to the Merger, a controlling interest in the issued and outstanding common stock of the Company, the Company's name was changed to "AvTel Communications, Inc." and all previous officers and directors of the Company resigned. All references in this Proxy Statement to the Merger shall be deemed to be the Merger as approved by the Company's stockholders on October 23, 1996.

  Anthony E. Papa is President and Chief Executive Officer of the Company. Mr. Papa is also one of the founders and a principal shareholder of AHI. Before commencing his efforts to form AHI, Mr. Papa had served from December, 1992 to March, 1996, as President of ICS Communications, Inc.("ICS") Richardson, Texas, a national provider of cable television, wireless paging, local and long-distance telephone services. Before joining ICS, Mr. Papa served as general manager for Spectradyne, Inc., a provider of pay-per-view entertainment and interactive services to the hospitality industry.

  James P. Pisani is Executive Vice-President, Chief Operating Officer, Chief Financial Officer and Secretary of the Company. Mr. Pisani was also one of the founders and principal shareholders of AHI and, prior to founding AHI served as Vice President of Sales for ICS. While at ICS, Mr. Pisani was responsible for that firm's business-to-business and consumer sales activities. Prior to joining ICS, from June 1989 to June 1994, Mr. Pisani served as Vice-President of a national mortgage banking firm serving, primarily, institutional accounts. Mr. Pisani graduated from Princeton University in 1986, with a degree in Economics.

  Barry Peters is a director of AvTel. He is currently employed by You-Bet Corporation, as Chief Financial Officer. Prior to joining You-Bet Corporation in 1995, Mr. Peters was, from March 1993 to February 1996, employed by ICS in various financial capacities, including Chief Financial Officer. Prior to joining ICS, Mr. Peters served for over two years as Financial Director of Field Operations at Spectradyne, Inc. and, before joining Spectradyne, he had served as an international consultant for a number of large technology companies. Mr. Peters is a certified public accountant and is a certified management accountant.

  Frank Dziuba was appointed as a Director and as Senior Vice President, Software Development of the Company in November, 1996, in connection with the Company's acquisition of Silicon Beach Communications, Inc., an internet service provider and software developer which Mr. Dziuba founded in 1995 and as to which he was the sole shareholder. Prior to 1995, Mr. Dziuba served as senior engineer at various software development firms where he had management responsibility for design and development of several complex software and telecommunications products. Mr. Dziuba was also co-founder and a principal shareholder of one or more of these firms.

VOTE REQUIRED

  The four nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business. While there is no definitive statutory authority in Utah as to the proper treatment of abstentions in the election of directors, the Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions with respect to the election of directors in this manner.

SPECIAL COMMITTEES AND ATTENDANCE AT MEETINGS

  The Board of Directors does not have compensation, audit or nominating committees but intends to establish a compensation committee during the fiscal year ended September 30, 1997 (See "Proposal No. 2 Approval of 1997 Stock Incentive Plan").

  During fiscal year 1996, the Board met seven (7) times and each director attended at least 75% of the meetings held during such fiscal year. None of the incumbent directors served as directors of the Company or attended meetings of the Board during fiscal year 1996.


REMUNERATION OF DIRECTORS

  The Directors do not receive any compensation for services as Board members. If the 1997 Stock Incentive Plan (the "1997 Plan") is approved by shareholders, Messrs. Papa, Pisani and Dziuba, as executive officers of the Company, and Mr. Peters, as a director of the Company, would each be eligible for grants of stock options and restricted stock under the 1997 Plan. In addition, in connection with its acquisition of Silicon Beach, the Company entered into certain agreements with Mr. Dziuba pursuant to which it agreed to grant him options to acquire an aggregate of 87,500 shares of the Common Stock, subject to approval by the stockholders of the 1997 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company has employment agreements in place with each of Messrs. Papa and Pisani. Under these employment agreements, generally, each executive is employed for a term commencing in August 1996 and expiring July 31, 1999 (the "Term"). Thereafter, the agreements are subject to three annual extensions which can be exercised at the option of the Company. Under the employment agreements, the executives will be paid an initial base annual salary of $125,000. The agreements provide that this base salary will remain in effect until such time that the Company has either (a) obtained additional debt or equity capital in certain amounts and under certain terms or
(b) achieved monthly revenues exceeding certain objectives.

  After July, 1999, during any extension terms that may be exercised by the Company, base salary increases will be determined by the Board of Directors based on the Company's performance, individual contribution and other factors. The agreements also provide for incentive bonuses based on the achievement of performance objectives in each fiscal year, which performance objectives are to be established by the Board of Directors at the beginning of each fiscal year.

  The employment agreements also provide that bonuses of $50,000 will be paid to each executive if, within twelve (12) months following the Merger, the Company completes a debt or equity financing in certain amounts and under certain terms.

  Moreover, the employment agreements provide that each of the executives will be eligible to receive grants of stock options to acquire shares of Common Stock. The amount, exercise price and vesting schedule of such stock options will be determined on the basis of a stock option plan, such as the 1997 Plan, to be adopted by the directors and to be submitted to and approved by the shareholders of the Company.

  AvTel had also extended to Mr. Peters an offer to become employed by AvTel as its Chief Financial Officer under terms and conditions substantially similar to those described above with respect to Messrs. Papa and Pisani. The Company and Messrs. Papa, Pisani and Peters were also parties to an agreement to the effect, generally, that if Mr. Peters declined to accept the employment, his shares of Common Stock would be subject to certain purchase rights held by the other parties. In December, 1996, Mr. Peters informed the Company that he declined to accept the offer due to personal and professional reasons. As a consequence, the Company and Mr. Peters entered into an agreement pursuant to which he will continue to serve, without compensation, as a non-employee member of the Board and Messrs. Papa an Pisani have exercised rights to purchase an aggregate of 863,128 shares of Common Stock previously held by Mr. Peters. Accordingly, Messrs Papa and Pisani each hold, as of the record date an aggregate of 2,046,254 and 2,026,254, respectively, or 29% of the issued and outstanding Common Stock of the Company. In connection with this agreement, Mr. Peters also granted certain releases to the Company and transferred certain first refusal rights that he had to acquire shares of Common Stock from another large shareholder. See "Certain Relationships and Related Party Transactions - Shareholder Agreement".

  In connection with its acquisition of Silicon Beach Communications, Inc. ("SBC"), the Company entered into an employment agreement with Mr. Dziuba pursuant to which he will be employed for a three (3) year term commencing November 21, 1996 at an initial base annual salary of $80,000, subject to increase, if any, as may be determined by the Board of Directors. This agreement also provides, among other things, for Mr. Dziuba to serve as President of SBC, for stock option grants under the 1997 Plan for an aggregate of 87,500 shares of Common Stock (subject to approval of the 1997 Plan by the Stockholders) and an "earn-out" bonus, not exceeding $375,00 in the aggregate, which would be paid to Mr. Dziuba if certain operational performance objectives are satisfied. The amounts, if any, due under the special performance bonus, are subject to certain set-off rights of the Company in the event of a breach of certain representations, warranties and agreements relating to its acquisition of SBC.

                                 PROPOSAL NO. 2

                     APPROVAL OF AVTEL COMMUNICATIONS, INC.
                           1997 STOCK INCENTIVE PLAN

  On December 3, 1996 the Board of Directors adopted, subject to stockholder approval, the AvTel Communications, Inc. 1997 Stock Incentive Plan (the "1997 Plan"). At the Annual Meeting, the stockholders will be asked to approve the 1997 Plan.

GENERAL

  Under the 1997 Plan, 1,000,000 shares of Common Stock are reserved for issuance upon the exercise of options which may be granted from time-to-time to officers, directors and certain employees and consultants of the Company or its subsidiaries. The 1997 Plan permits the award of both Non-Qualified and Incentive Stock Options. Under the 1997 Plan, an additional 500,000 shares of Common Stock are reserved for issuance in the form of Restricted Stock Grants.

  The purpose of the 1997 Plan is to attract and retain executives and certain other employees and consultants and to secure for the Company the benefits of the incentive inherent in equity ownership by persons who are responsible for the continuing growth and success of the Company. AvTel believes that equity based compensation arrangements such as stock Options and Restricted Stock Grants enhance the Company's ability to attract and retain key technical, engineering and management personnel who can make significant contributions to the Company's future success.

  The Company has considered prevailing compensation practices in the industry in which it competes for these people and, particularly, compensation and benefits being offered by companies that, like AvTel, are emerging enterprises with financial resource limitations and significant growth opportunities. The Company believes that stock Options and Restricted Stock Grants are important compensation elements, particularly during start-up and development periods, when traditional forms of salary and cash bonus compensation are limited by working capital constraints. Moreover, this form of compensation closely aligns employees' interests in the Company's success and growth with similar interests of its stockholders.

  The Company has agreed to grant Options representing an aggregate of up to 380,000 shares to certain current or prospective officers, employees and consultants in connection with recently concluded or pending executive recruitment efforts and certain strategic alliances and acquisitions. In connection with these matters, the Company has also proposed to award an aggregate of up to 125,000 shares as Restricted Stock under the 1997 Plan to a candidate for an executive position. No other Options or Restricted Stock have been granted or authorized under the 1997 Plan as of the date of this Proxy Statement and the Company does not intend to grant or authorize any such options or awards unless and until the 1997 Plan is approved by the Company's stockholders.

  No determinations have been made by the Board of Directors as to the number of options to be granted to any current executive officer or employees of the Company, either individually or as a group, except for Mr. Dziuba, Senior Vice President, Software Development. On November 19, 1996, the Company and Mr. Dziuba entered into an agreement pursuant to which, among other things, the Company agreed to grant to Mr. Dziuba options to purchase an aggregate of 87,500 shares of Common Stock subject, however, to the adoption and approval of one or more stock option plans by the Company's stockholders and to his continued employment with the Company.

  If the 1997 Plan is approved by the stockholders, the Company will, in accordance with the terms of, and at the times specified in, its agreement with Mr. Dziuba, grant to him options to purchase an aggregate of 87,500 shares of Common Stock. The exercise price of these options, when and if granted to Mr. Dziuba, will be $2.00, $3.00 and $5.00 per share. If the 1997 Plan is approved, such approval will also authorize the grant, under the 1997 Plan, of Options to acquire up to 125,000 shares of Common Stock and an award of up to 125,000 shares of Restricted Stock, with performance criteria and objectives to be determined by the Board, to a candidate for an executive position with the Company.

  Prior to the Merger, the Company's previous Board of Directors had authorized and approved the grant of several stock options to certain officers, directors, employees and consultants of the Company. These option grants, which were not made pursuant to a formal plan submitted for approval by the Company's shareholders, were for various amounts and at varying prices (See "Executive Compensation - Stock Options").

  The following description summarizes certain provisions of the 1997 Plan. This description is subject to, and is qualified in its entirety by, the full text of the 1997 Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

TERM

  The 1997 Plan will become effective after approval by the Company's stockholders and will continue in effect until terminated by the Company's Board of Directors. However, in accordance with the requirements of federal tax law, no Incentive Stock Options will be granted under the 1997 Plan more than ten years following its effective date.

ADMINISTRATION AND OPERATION OF THE 1997 PLAN

  The Plan provides that grants of Options and Restricted Stock awards and other determinations under the 1997 Plan shall be made by (i) the Board or (ii) a Compensation Committee to be designated by the Board (the "Committee") which, in the case of grants of awards to employees who are officers or directors of the Company, will be constituted in a manner to permit the grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3 of the Securities and Exchange Commission and which, in the case of grants to "covered employees", is intended to constitute performance-based compensation and will be made up solely of two or more "nonemployee or outside directors" as such terms are defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the Board has authority to perform all functions of the Committee.

ELIGIBILITY

  Employees of the Company and its subsidiaries (approximately 30 people as of November 30, 1996) are eligible to receive Option grants under the 1997 Plan. Options may also be granted to certain independent contractors and consultants who are retained by the Company to provide valuable services to it or its subsidiaries. Options may be granted to those persons whose performance the Committee determines can have a significant effect on the success of the Company. The Committee has the discretion to designate which persons shall be granted Options under the 1997 Plan, to determine whether Options will be granted as Nonqualified or Incentive Stock Options and to determine the terms of the Options. The Committee also has the discretion, under the 1997 Plan, to designate those persons to whom Restricted Stock awards will be made, the number of shares subject to such awards and the performance objectives to be achieved for purposes of removing the restrictions.

  The 1997 Plan authorizes the grant of Options and Restricted Stock to officers, executives, key employees and certain consultants of the Company and its subsidiaries. The Committee will determine which officers, executives, key employees and consultants(''Participants'') are eligible to participate in the 1997 Plan. Selections for participation in the 1997 Plan and the amount of options to be granted will be determined on the basis of the Committee's belief as to the individual contribution to the growth of the Company that those persons have made in the past and can make in the future, based on their abilities and positions within the Company.

PERFORMANCE BASED COMPENSATION

  Section 162(m) of the Code limits to $1 million annually the income tax deduction a public corporation may claim for compensation paid to any of its top five executive officers, except in limited circumstances. One such exception is for "performance based compensation", which is defined as compensation paid solely on account of the attainment of one or more performance goals, but only
(1) if the goals are determined by a compensation committee of the Board of Directors comprised of two or more outside directors, (2) the performance goals are disclosed to stockholders and approved by a majority vote before the remuneration is paid, and (3) before the remuneration is paid, the compensation committee certifies that the performance goals and any other material terms were in fact satisfied.

  Internal Revenue Service regulations provide that compensation attributable to a stock option will be deemed to satisfy the requirement that performance goals be pre-established if the grant of the award is made by a properly appointed compensation committee appointed by the Board of Directors. Moreover, the plan under which the award is granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee, and, under the terms of the option or award, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. In the case of all other types of awards, the performance criteria must be established within 90 days after the commencement of the period of service to which the performance goal relates, and the performance goal must be objective and capable of determination by a third party having knowledge of the relevant facts.

  The 1997 Plan includes features intended to permit Options and Restricted Stock awards to employees to qualify as performance-based compensation. The 1997 Plan limits the number of shares with respect to which Incentive Stock Options and Non-Qualified Stock Options in any one fiscal year to any one participant to 500,000 shares. The 1997 Plan further provides that in the case of Restricted Stock awards, the maximum value of any Restricted Stock award intended to qualify as performance-based compensation granted to any employee in any fiscal year of the Company is limited to $2 million, based upon the value of the Restricted Stock award, assuming performance goals were met on the date of grant. The 1997 Plan provides that the Committee may condition exercise of a Restricted Stock award on attainment of an objective performance goal or goals based on one or more of the following performance criteria: cash flow, earnings per share, capital formation, expenses, gross or net margin, increase in stock price, inventory turnover, market share, net income (before or after taxes), net operating income, personal management objectives, return on assets, return on equity, return on investment, return on sales, revenue, unit sales and total stockholder return. In establishing such performance goals, the Committee may apply the performance criteria as a measure of the performance of any, all or any combination of the Company, any subsidiary, any division, group or other unit of the Company or a subsidiary, or any product category or categories. Partial achievement of goals may result in payment or vesting corresponding to the degree of achievement. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with an award intended to qualify as performance-based compensation, but may not exercise discretion to increase the award.

STOCK AVAILABLE FOR AWARD

  The aggregate number of shares of Common Stock reserved for issuance upon exercise of Options granted or to be granted and for Restricted Stock Grants awarded or to be awarded under the 1997 Plan shall not exceed 1,500,000 shares.

NONQUALIFIED AND INCENTIVE STOCK OPTIONS

  Stock Options may be granted under the 1997 Plan as either Incentive Stock Options (within the meaning of Section 422 of the Code) or Nonqualified Stock Options (i.e., stock Options which are not Incentive Stock Options).

  The exercise price of Options is set by the Compensation Committee and stated in the option agreement. The exercise price may not be less than 100% of the fair market value of the Common Stock on the date of the grant. The bid price of the Common Stock on December 20, 1996 was $.875.

  The exercise price may be paid in cash or by delivery of a cashier's or certified check or, at the discretion of the Compensation Committee, by delivery of shares of the Company's Common Stock already owned by the Optionee; or any combination of the foregoing. Options granted under the 1997 Plan will expire not later than 10 years after the date of grant.

  Incentive Stock Options are subject to special statutory provisions. Incentive Stock Options granted to any employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company may not have an exercise price less than 110% of the fair market value on the grant date and may not be exercisable more than 5 years from the date of grant. Also, options continue to qualify as Incentive Stock Options only to the extent that the aggregate fair market value of stock (as of the date of grant) with respect to which such options are exercisable for the first time by the Optionee during any calendar year does not exceed $100,000.

RESTRICTED STOCK GRANTS

  Under the 1997 Plan, the Committee may also grant shares of Common Stock subject to specified restrictions ("Restricted Stock") to officers or employees but not consultants. Grants of Restricted Stock are subject to forfeiture if
(i) the grantee does not continue as an employee of the Company or a subsidiary or affiliate for such a period as may be specified by the Committee, or (ii) until performance criteria specified by the Committee are met, except that in the event of a grantee's death, the grantee's heirs or the grantee will be entitled to the shares of Common Stock. In the case of a grantee whose employment terminates for any other reason before the end of the restricted period, the Committee, taking into account the purpose of the 1997 Plan and such other factors as in its sole discretion it deems appropriate, may waive the forfeiture of all or a portion of those shares of Restricted Stock. During the restricted period, shares of restricted stock have all the attributes of outstanding shares of Common Stock, except that certificates for such shares of Common Stock and dividends thereon are delivered to and held by the Company for the grantee's account and such shares may not be transferred, encumbered or sold. As and to the extent that shares of Restricted Stock are no longer subject to forfeiture, certificates therefor and any dividends related thereto withheld by the Company, together with interest thereon as determined by the Board of Directors of the Company, are delivered to the grantee.

EXERCISE OF STOCK OPTIONS

  An Option will be exercisable at such times as are determined by the Committee at the date of grant. In the absence of such determination, the options are exercisable in cumulative annual installments of 25% of the number of options subject to grant, commencing on the first anniversary following the date of grant. The exercise price of an Option is payable in full at the time of exercise of such Option.

  If the optionee is an employee and ceases to be employed by the Company for any reason other than death or Disability (as such term is defined in the 1997
Plan), the right to exercise the Option shall expire 90 days following the date such employment is terminated. However, in the event of termination of employment as a result of the death or Disability of the optionee while employed by the Company all outstanding, unexercised options which were exercisable at the time of such termination or which become exercisable within one year thereafter may be exercised at any time during such one year period (subject to the expiration of the option) by the optionee or by his or her estate or other person who acquired the right to exercise by bequest or inheritance. Options granted under the 1997 Plan will not be transferable except as expressly permitted by action of the Board of Directors in the form of an amendment to the 1997 Plan by the Board to permit such transferability on such terms and conditions as the Board may permit. Otherwise, Options are nontransferable and, except in the case of death, may be exercised only by the optionee. Provided the Board of Directors has not on or before a Change in Control determined that all or a portion of the outstanding options shall become fully and immediately exercisable, if, within one year following such Change in Control, the optionee's employment is terminated (i) involuntarily for any reason or (ii) voluntarily after a material lessening of his or her duties or a material reduction in his or her base salary, all outstanding options held by such optionee shall become immediately and fully exercisable.

  If the optionee is a consultant, the 1997 Plan provides that the Board will make such determinations as it deems appropriate regarding exercisability and termination.

TAX MATTERS

  The following is a brief summary of generally applicable Federal income tax consequences of benefits under the 1997 Plan under present law and regulations:

  INCENTIVE STOCK OPTIONS. The grant of an Incentive Stock Option will not result in any immediate tax consequences to the Company or the optionee. An optionee will not realize taxable income, and the Company will not be entitled to any deduction, upon the timely exercise of an Incentive Stock Option, but the excess of the fair market value of the shares of Common Stock acquired over the option price will be includable in the optionee's "alternative minimum taxable income" for purposes of the alternative minimum tax. If the optionee does not dispose of the shares of Common Stock acquired within one (1) year after their receipt (and within two years after the option was granted), gain or loss realized on the subsequent disposition of the shares of Common Stock will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the optionee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock on the date of exercise over the option price or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Upon such a disqualifying disposition, the Company will be entitled to a deduction in the same amount and at the same time as the optionee realizes such ordinary income.

  NONQUALIFIED STOCK OPTIONS. The grant of a Nonqualified Stock Option will not result in any immediate tax consequences to the Company or the optionee. Upon the exercise of a Nonqualified Stock Option, the optionee will realize ordinary income, and the Company will be entitled to a deduction, equal to the difference between the option price and the fair market value of the shares of Common Stock acquired at the time of exercise.

  RESTRICTED STOCK. An employee normally will not realize taxable income upon an award of Restricted Stock, and the Company will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the employee will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock at that time, plus the amount of the dividends and interest thereon to which the employee then becomes entitled. However, an employee may elect to realize taxable ordinary income in the year the Restricted Stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions. The Company will be entitled to a deduction in the same amount and at the same time as the employee realizes income.

ADJUSTMENT OF SHARES

  The 1997 Plan provides for adjustments to the number of shares subject to the 1997 Plan and the number of shares and the price per share of stock subject to outstanding Options and Restricted Stock Awards in the event of any stock dividend, recapitalization, split-up, combination or exchange of the Common Stock. In the event of liquidation or dissolution, or a corporate reorganization in which the Company is not the survivor, the Options terminate, except that the Board may accelerate the ability to exercise the options. If Options expire or terminate without having been exercised in full, the unpurchased shares shall
again be available for issuance under the 1997 Plan.   Similarly, if shares
representing Restricted Stock grants are forfeited for any reason, they shall be available for subsequent Restricted Stock Awards under the 1997 Plan. No additional Options will be granted and no Restricted Stock Awards will be made under the 1997 Plan after expiration of 10 years following the effective date of the 1997 Plan.

VOTE REQUIRED

  Affirmative votes constituting a majority of the Company's issued and outstanding shares of Common Stock represented at the meeting, either in person or by proxy, will be required to approve the 1997 Plan. Votes that are cast against the proposal are counted for purposes of determining the presence or absence of a quorum for the transaction of business. While there is no definitive statutory authority in Utah as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the approval of the 1997 Plan, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions on this proposal in this manner.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1997 PLAN.

                                 PROPOSAL NO. 3

                             SELECTION OF AUDITORS

  The Board of Directors of the Company has appointed Ernst & Young, LLP independent certified public accountants as auditors of the Company for the year ending September 30, 1997, and has further directed that management submit the selection of auditors for ratification by the stockholders at the Annual Meeting. The firm of Robison, Hill & Co. has audited the Company's financial statements for the past two (2) years. In considering the future growth and expansion opportunities for the Company, management's objectives to expand the products and services offered by AvTel and other matters, the Board has determined that it would be in the best interest of the Company and its shareholders to change its auditors. It is not expected that representatives of Robison, Hill & Co. or at Ernst & Young, LLP will be present at the Annual Meeting. The reports of Robison, Hill & Co. on the Company's financial statements for the Company's fiscal years ended September 30, 1995 and 1996, did not contain adverse opinions or disclaimers of opinions, nor were such reports modified as to uncertainty, audit scope or accounting principles. Moreover, there have not been any disagreements with Robison, Hill & Co. on any matter of accounting principles or practices, financial statement disclosure or auditory scope or procedure which, if not resolved to that firm's satisfaction, would have caused Robison, Hill & Co. to refer to such disagreements in their reports.

VOTE REQUIRED

  Affirmative votes constituting a majority of the issued and outstanding shares of Common Stock represented at the meeting, either in person or by proxy, will be required to approve the ratification of Ernst & Young, LLP as the Company's independent accountants for the fiscal year ending September 30, 1997. Votes that are cast against the proposal are counted for purposes of determining the presence or absence of a quorum for the transaction of business. While there is no definitive statutory or case law authority as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the ratification of selection of auditors, the Company believes that abstentions should be counted for purposes of determining both the presence or
absence of a quorum for the transaction of business.   In the absence of
controlling precedent to the contrary, the Company intends to treat abstentions on this proposal in this manner.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG, LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997.

                             EXECUTIVE COMPENSATION

  None of the Company's current directors or executive officers received any compensation from the Company during the fiscal year ended September 30, 1996 nor did any of such persons participate in the review, approval or authorization of any compensation arrangements (including, but not limited to, salaries, bonuses, stock options or other arrangements) with respect to any of the Company's officers, directors or employees during the year ended September 30, 1996. Pursuant to the Merger of the Company with AHI in accordance with an Acquisition Agreement dated August 30, 1996, which Merger became effective October 23, 1996, a number of transactions were entered into with certain former directors or executives of the Company and principal shareholders of the Company. (See "Certain Relationships and Related Party Transactions")


SUMMARY COMPENSATION TABLE

  The following tables set forth certain summary information concerning the compensation paid or accrued for each of the Company's last two completed fiscal years to the Company's chief executive officer and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at September 30, 1996) the end of the Company's last completed fiscal year:

                                                                     Long Term Compensation
                                                                     ----------------------
                             Annual Compensation                       Awards      Payouts
                                                                     ---------    ---------
                                                                   Restricted
Name and Principal                      Bonus     Other Annual       Stock      Options/      LTIP       All Other
Position                Year   Salary    ($)      Compensation       Awards       SARs       Payout     Compensation
------------------      ----   ------   -----     ------------     ----------   --------     ------     ------------
Paul G. Begum,
President & C.E.O.      1995   $-0-     $-0-        $27,000*         $-0-        $-0-         $-0-          $-0-
                        1994   $-0-     $-0-        $  -0-           $-0-        $-0-         $-0-          $-0-

* Beginning January 1, 1995, the Company agreed to pay Paul G. Begum, former President and Chief Executive Officer of the Company and a principal shareholder, a consulting fee of $3,000 per month. Certain portions of Mr. Begum's consulting fees had been accrued so that at August 31, 1996, $44,600, including interest was due Mr. Begum. Pursuant to the Merger, an agreement was entered into with Mr. Begum pursuant to which this amount and certain other amounts will, subject to certain setoff rights, be paid to Mr. Begum over a twelve (12) month period beginning November, 1996 (See "Certain Relationships and Related Party Transactions - Deferred Compensation Agreement.").

STOCK OPTION GRANTS TO EXECUTIVE OFFICERS

  The following tables set forth the stock options granted to the Company's executive officers, during the fiscal year ended September 30, 1996. No Stock Appreciation Rights were issued by the Company to, and no options were exercised by, the executive officers during the fiscal year.

                                Number                  Exercise
                              of Options     Date         Price      Expiration      % of Total Options Granted to
Name of Optionee                Issued      Issued      Per Share       Date         Employees During Fiscal Year
----------------              ----------    ------      ---------    ----------      ------------------------------
Tree of Stars, Inc./(1)/         50,000    2/14/95        $0.75       12/31/96                    13%

Paul G. Begum/(1)/              100,000    3/22/95        $0.25       03/22/98)
                                                                              )                   39%
                                 44,444    2/26/96        $0.60       02/26/99)

Stacie Anderson/(2)/              5,000    3/25/96        $0.25       03/22/98)
                                                                              )                    3%
                                  5,000    3/25/96        $0.60       02/26/99)

/(1)/ Tree of Stars is a Nevada corporation whose president and principal shareholder is Paul G. Begum, a principal shareholder and former Chief Executive Officer of the Company; does not include options to purchase 25,000 shares granted to one of Mr. Begum's sons who is not an employee of the Company.

/(2)/ Ms. Anderson , who is not an employee, is the former Secretary of the Company and also serves as Secretary of Klever Marketing, Inc., a corporation as to which Mr. Paul G. Begum is the President and principal shareholder

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of November 30, 1996, the name and address and the number of shares of the Company's Common Stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the shares of Common Stock issued and outstanding, and the name and shareholdings of each director and of all officers and directors as a group. The Company has reserved 372,444 shares of Common Stock for issuance pursuant to outstanding options granted prior to the Merger and, subject to shareholder approval of the 1997 Plan, will reserve an additional 1,500,000 shares for issuance as Restricted Stock awards made or to be made, or Options granted or to be granted, pursuant to the 1997 Plan.

                                              Number of           Percent
Name and Address                          Shares Owned/(1)/       of Class
----------------                          -----------------       --------
PRINCIPAL SHAREHOLDERS:                         607,163              9%
Peter D. Olson
521 North Arden Dr.
Beverly Hills, CA  90310

Tree of Stars, Inc./(2)/                        626,332              9%
350 West 300 South
Salt Lake City, UT  84101

Paul G. Begum, former President                  74,167              1%
 and Director of the Company /(3)/
c/o Klever Marketing, Inc.
350 West 300 South
Salt Lake City, UT  84101

OFFICERS AND DIRECTORS:
Anthony E. Papa                               2,046,254             29%
James P. Pisani                               2,026,254             29%
Barry Peters                                    200,000              3%
Frank Dziuba/(4)/                               105,000              1%
                                              ---------             ---
All Officers and Directors
as a Group (4 Persons)                        4,377,508             62%
                                              =========             ===

(1) Unless otherwise indicated, all shares are owned directly or indirectly, beneficially or of record, and each record shareholder has sole voting, investment and dispositive power. The number of shares owned and the percent of ownership does not take into account shares of Common Stock issuable upon exercise of outstanding options. (See "Executive
     Compensation: Stock Options.")
(2) Tree of Stars, Inc. is a Nevada corporation, of which Paul G. Begum is the President and a principal shareholder.
(3) Does not include 626,322 shares owned of record by Tree of Stars, Inc. or options to acquire an aggregate of 194,444 shares held by Tree of Stars, Inc. or Mr. Begum (See "Stock Options") Includes 500 shares owned of record by Paul G. Begum, Custodian for Gibran Paul Begum.
(4)  Does not include options to acquire up to 87,500 shares of Common Stock


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     At a special meeting of the shareholders on October 23, 1996, the Company's Stockholders approved a merger (the "Merger") between the Company (formerly named "Hi, Tiger International, Inc.") and AvTel Holdings, Inc. , a California corporation ("Holdings"), as described in the Company's Information Statement and Notice of Special Meeting dated October 4, 1996 and in the Acquisition Agreement ("Acquisition Agreement") dated August 30, 1996, as amended, between the Company and Holdings. As a result of the Merger, the Company acquired all the issued and outstanding capital stock of Holdings, the Company changed its name to "AvTel Communications, Inc.", all previous officers and directors of the Company, including Paul G. Begum, a principal shareholder and former President and Chairman of the Board, resigned their positions. The following information relates to certain transactions by and among the Company, Mr. Begum and certain other related parties that were entered into in connection with the Merger.

                               OTHER INFORMATION

SHAREHOLDER AGREEMENT. In connection with the Acquisition Agreement, Mr. Begum and Tree of Stars, Inc. ("TOSI"), a Nevada corporation of which Mr. Begum is President and a principal shareholder, entered into an agreement (the "Shareholder Agreement") with Anthony E. Papa, James P. Pisani and Barry Peters (collectively the "Holdings Principal Shareholders"), Holdings and the Company, wherein Begum and TOSI have agreed not to sell, during the 120 day period following the Closing Date (as specified in the Acquisition Agreement), more than an aggregate of 50,000 shares of the Company's Common Stock directly or indirectly owned, beneficially or of record, by Begum or TOSI, subject to (i) no more than 12,500 shares being sold in any one transaction; (ii) no more than 12,500 shares being sold during any consecutive 30 day period; and (iii) all sales are made to market transactions in compliance with all federal and state securities laws. In addition, Begum and TOSI have agreed not to sell any additional shares of the Company's Common Stock owned by them, directly or indirectly, beneficially or of record, during the one year period following the Closing Date, without the consent of the Board of Directors of the Company, which consent will not be unreasonably withheld. Both Begum and TOSI have granted to Holdings and Holdings' Principal Shareholders a first right of refusal to purchase shares of the Company's Common Stock directly or indirectly beneficially owned them, including the 50,000 shares described above and up to 144,444 shares of the Company's Common Stock issuable pursuant to the exercise of outstanding options, during the 24 month period following the Closing Date.

NON-COMPETITION, PROPRIETARY RIGHTS AND STANDSTILL AGREEMENTS. In connection with the Acquisition Agreement TOSI, Peter D. Olson, and Paul G. Begum (the "Hi, Tiger Principal Shareholders") agreed to certain covenants regarding non-competition with the business of the Company, non disclosure and non-use of certain confidential and proprietary information, and have provided certain other undertakings to the effect, generally, that they shall not (i) either separately or in combination with others and without the prior written consent of the Board of Directors of the Company, offer or propose to acquire shares of the Company's Common Stock in excess of certain limits, solicit, from other shareholders of the Company, proxies or written consents to vote on matters upon which such shareholders may be entitled to vote or otherwise seek to change or influence the management of the Company, and (ii) offer to sell, negotiate, or solicit from others, offers to purchase all or substantially all of the business and assets of the Company or any of the Company Common Stock held by them.

TREE OF STARS AGREEMENT. In connection with the Acquisition Agreement, TOSI has granted to AvTel an exclusive, transferable right of first refusal to acquire from TOSI the 20% interest held by TOSI in TFN, and the Company has granted to TOSI an option to acquire the name "Hi, Tiger" should the Company decide to abandon the use of such name.

DEFERRED COMPENSATION AGREEMENT - PAUL BEGUM. In connection with the Merger, the Company and Mr. Begum entered into a deferred compensation agreement wherein the Company will pay a monthly payment of $4,000 for a period of twelve (12) months following Closing. Such payments were made in connection with and as consideration for Mr. Begum's waiver and release of any and all accrued but unpaid compensation, including consulting fees, up to and including the Closing Date. (See "Executive Compensation.") In addition, the amounts payable to Mr. Begum under this arrangement are subject to certain setoff rights of the Company to the extent it is entitled to recover damages from Mr. Begum in connection with his indemnification obligations.

LEASE AMENDMENT. The Company's majority owned subsidiary, The Friendly Net LLC ("Lessee") and Tree of Stars/PDO, a partnership ("Lessor"), of which Paul G. Begum and Peter D. Olson, principal shareholders of the Company are partners, agreed to an amendment to a lease arrangement, pursuant to which the lease of the premises occupied by the Company and Lessee at 350 West 300 South, Salt Lake City, Utah, will be extended for approximately seven (7) months, commencing on the Closing Date, at a monthly rate of $1,000, subject however, to the Lessee's right to terminate at any time, without liability on thirty (30) days notice.

INDEMNIFICATION AGREEMENT. Paul G. Begum has entered into an Indemnification Agreement under which he has provided the Company and AvTel an indemnification against any damages incurred by the Company or AvTel in connection with any breach of or any inaccuracy in certain representations and warranties of the Company contained in the Acquisition Agreement. The indemnification is subject to the materiality and other conditions of those representations and warranties and provides that in no event may any claim whatsoever under the Indemnification Agreement be asserted against Mr. Begum after December 31, 1997.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS. In connection with the Merger, the Company entered into certain agreements with Paul G. Begum, former President and Chief Executive Officer, which provide for certain compensatory arrangements relating to the termination of Mr. Begum's employment relationship with the Company and the acquisition, by the Shareholders of AHI, of a controlling interest in the Company's issued and outstanding Common Stock. See "Certain Relationships and Related Party Transactions".


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  The Company's Common Stock was recently registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in connection therewith, directors, officers, and beneficial owners of more than 10% of the Company's Common Stock are required to file on a timely basis certain reports under Section 16 of the Exchange Act as to their beneficial ownership of the Company's Common Stock. The following table sets forth as of the September 30 1996, the name and position of each person that failed to file on a timely basis any reports required pursuant to Section 16 of the Exchange Act.

                                                Report to
Name of Person            Position             be Filed (1)
--------------       --------------------      ------------
Paul G. Begum        President/Director          Form 3/4
                     and 10% Beneficial
                     Ownership

Peter D. Olson       10% beneficial              Form 3/4
                     Ownership

Kent  Poole          Director                    Form 3/4
Scott Hunt           Director                    Form 3/4
Stacie Anderson      Secretary                   Form 3

                             SHAREHOLDER PROPOSALS

        No proposals have been submitted by shareholders of the Company for consideration at the Special Meeting. It is anticipated that the next annual meeting of shareholders will be held during January 1998. Shareholders may present proposals for inclusion in the Information Statement to be mailed in connection with the next annual meeting of shareholders of the Company, provided such proposals are received by the Company no later than 90 day prior to such meeting, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation and bylaws of the Company.

  The Company knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matters in their discretion.

                                  /s/ James P. Pisani


                                  James P. Pisani
                                  Secretary

                          AVTEL COMMUNICATIONS, INC.

                           1997 STOCK INCENTIVE PLAN

1.   PURPOSE.  The purpose of the 1997 Stock Incentive Plan (the "Plan") is to
     -------
     advance the interests of AvTel Communications, Inc., a Utah corporation (the "Company") and its shareholders by awarding equity based, long-term incentives which will enable the Company to attract and retain officers, directors and key employees who are and will be largely responsible for the future growth and continuing success of the Company and to compensate certain independent contractors and consultants who provide personal services of substantial benefit or value to the Company. It is intended that this purpose will be effected through the granting of Options and Restricted Stock (as defined herein) in accordance with the terms of the Plan.

2.   DEFINITIONS.  In addition to other capitalized terms which are defined in
     -----------
     the Plan, the following terms shall have the following definitions:

     2.1  "BOARD" - the Board of Directors of the Company.

     2.2 "CHANGE OF CONTROL" - (a) an acquisition of the Company by means of a merger or consolidation of the Company with or into another corporation or a purchase of substantially all of the Company's assets, following which a majority of the Board of Directors of the successor or acquiring corporation is not comprised of individuals who constituted a majority of the Company's Board immediately prior to the merger, consolidation or purchase of assets, or (b) a change in the composition of a majority of the members of the Company's Board effected by the vote of a person who has acquired a number of voting securities of the Company sufficient to elect a majority of the Board. As used in this definition, the term "person" shall include two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of the voting securities of the Company.

     2.3  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     2.4  "COMMON STOCK" - the Company's $.001 par value Common Stock.

     2.5 "COMPENSATION COMMITTEE" or "COMMITTEE" shall mean the Compensation Committee of the Board, provided that the Compensation Committee shall at all times consist of two or more directors of the Company each of whom is not (a) currently an officer of (or currently employed by) the Company or any parent or Subsidiary of the Company, (b) receiving compensation, directly or indirectly, as a consultant, advisor or independent contractor (except for an amount which does not exceed $60,000), or have an interest in a transaction requiring

                                   EXHIBIT A
          disclosure under 404(a) of Regulation S-B under the Exchange Act, or
          (c) be engaged in a business relationship which would require disclosure under Item 404(b) of Regulation S-B under the Exchange Act.

     2.6 "CONSULTANT" shall mean a consultant, independent contractor or other person or entity who or which has been engaged to provide advisory, professional or other personal services to the Company or a Subsidiary pursuant to a written agreement approved by the Board or the Compensation Committee.

     2.7 "DATE OF GRANT" shall mean the date on which the Committee grants an Option or awards Restricted Stock under the Plan.

     2.8 "DISABILITY" shall mean the inability, as determined by the Compensation Committee based on advice of a licensed physician, of a Participant to engage in any substantial gainful employment by reason of any medically determinable physical or mental impairment which can reasonably be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     2.9  "EMPLOYEE" shall mean an employee of the Company or any Subsidiary.

     2.10 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934.

     2.11 "FAIR MARKET VALUE" shall mean the fair market value of a share of Common Stock, determined as follows: (a) if Common Stock is traded on a stock exchange or in the NASDAQ National Market System ("NASDAQ/NMS"), the fair market value of a share on a particular date shall be the quoted selling price per share of Common Stock on such exchange or NASDAQ/NMS on that date; (b) if Common Stock is otherwise traded in the over-the-counter market, the fair market value of a share of Common Stock on a particular date shall be the mean between the closing bid and asked quotations per share of the Common Stock on that date; or (c) if Common Stock is not traded on a stock exchange, NASDAQ/NMS or in the over-the-counter market or, if traded, there are no transactions on that date, the fair market value shall be determined in good faith by the Committee by applying the rules and principles of valuation set forth in Section 10.20312-2 of the Treasury Regulations (relating to the valuation of stocks and bonds for purposes of Code Section 2031).

     2.12 "GRANT AMOUNT" - the number of shares of Restricted Stock granted to a Participant under the Plan at the time such Restricted Stock is first issued by the Company.

     2.13 "OPTION AMOUNT" shall mean the number of shares subject to an Option granted to an Optionee under the Plan.

     2.14 "INCENTIVE STOCK OPTION" shall mean an Option which is intended to quality as an "incentive stock option" within the meaning of Code
          Section 422.

     2.15 "NONQUALIFIED OPTION" shall mean an option which is not intended to qualify as an Incentive Stock Option.

     2.16 "OPTION" shall mean an option to purchase shares of Common Stock granted under the Plan, which may be either an Incentive Stock Option or a Nonqualified Option.

     2.17 "OPTION PRICE" shall mean the purchase price per share of Common Stock as determined in accordance with the provisions of Section 9.2 hereof.

     2.18 "PARTICIPANT" - an officer, director, Employee or Consultant of the Company or a Subsidiary to whom an Option or Restricted Stock is granted under this Plan.

     2.19 "PERFORMANCE OBJECTIVES" - The performance objectives for each grant of Restricted Stock under the Plan that must be achieved in order for some or all of such Restricted Stock to become Vested, as determined by the Compensation Committee at or before the Date of Grant. Such performance objectives may be expressed in terms of (a) the lapse of time during which a Participant remains employed by, or in the service of the Company, (b) any quantifiable, financial, technical, economic or operational performance criteria for the Company, any Subsidiary or any business unit, division or function within the Company or any Subsidiary, cash flow, earnings per share, capital formation, expenses, gross or net margin, increase in stock price, inventory turnover, market share, net income (before or after taxes), net operating income, personal management objectives, return on assets, return on equity, return on investment, return on sales, revenue and total stockholder return, including, but not limited to, or (c) any combination of some or all of the foregoing.

     2.20 "REORGANIZATION" - a sale or transfer of all or substantially all the Company's assets, a merger, reorganization, or consolidation of the Company with another corporation in which the Company is not the surviving corporation, or liquidation or dissolution of the Company.

     2.21 "RESTRICTED STOCK" - shares of Common Stock awarded under the Plan which remain outstanding and as to which Restrictions have not expired or otherwise been removed in accordance with the terms of this Plan.

     2.22 "RESTRICTED STOCK AWARD" or "AWARD" - any grant of Restricted Stock made to a Participant under the Plan.

     2.23 "RESTRICTIONS" - the restrictions imposed on the sale, transfer, assignment or other disposition of Common Stock as set forth in
          Section 7 hereof.

     2.24 "RETIREMENT" - a Participant's voluntary termination of employment by delivery of formal written notice thereof to the Company at any time after he or she has reached sixty (60) years of age and shall have accrued fifteen (15) years of service as an employee of the Company (including its present or former Subsidiaries).

     2.25 "SUBSIDIARY" - any corporation of which not less than fifty-one percent (51%) of the shares of the voting stock (representing the right, other than as affected by events of default, to vote for the election of directors or other managing authority) are now or hereafter during the term of this Plan owned or controlled directly or indirectly by the Company.

     2.26 "TERMINATION FOR CAUSE" shall mean any involuntary termination of a Participant's employment by the Company or any Subsidiary if the termination is a result of or in connection with such Participant's
          (a) engaging in any business that is competitive with that of the Company while an Employee, (b) committing any material act of dishonesty, including but not necessarily limited to theft or embezzlement of funds or property of the Company, or perpetrating a fraud on or affecting the Company, (c) engaging in any gross negligence or willful misconduct with respect to his or her duties and responsibilities as an Employee or acts in any other way that has a direct, substantial and adverse effect on the Company's reputation, including but not necessarily limited to willful or grossly negligent disregard for the Company's obligation to comply with laws, regulations and the like applicable to the Company, its properties, assets or business, or (d) conviction of a felony.

     2.27 "VESTING" or "VESTED" shall mean the removal of Restrictions as to any Restricted Stock awarded under the Plan.

     2.28 "VESTING DATE" - the date on which Vesting shall be determined as set by the Compensation Committee.

3.   SHARES SUBJECT TO THE PLAN.
     --------------------------

     3.1 The shares reserved for issuance as Options and as Restricted Stock under the Plan shall not exceed 1,000,000 and 500,000 shares, respectively, of Common Stock, subject to adjustment as provided in
          Section 3.2 hereof.

     3.2 In the event of changes in outstanding Common Stock by reason of stock dividends, recapitalization, split-ups, combination, merger (including reincorporation effected by means of a merger), reclassification, or exchanges of shares, and the like, appropriate adjustments shall be made by the Board in the number and kind of Options and Restricted Stock which may be issued, including adjustments of the limitations set forth in Section 3.1 on the maximum number of and kind of shares which may be issued as Options or Restricted Stock.

     3.3 Any shares of Restricted Stock forfeited to the Company pursuant to the terms of the Plan may, subsequently, be issued as Restricted Stock hereunder.

4.   EFFECTIVE DATE.  The Plan has been adopted by the Board as of December 3,
     --------------
     1996 (the "Effective Date"), subject to approval, prior to September 30, 1997, by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at a meeting of the Company's shareholders.

5.   ADMINISTRATION.  Grants of Options and Restricted Stock Awards and other
     --------------
     determinations under the Plan shall be made by (a) the Board or (b) the Compensation Committee. In addition, the Board has authority to perform all functions of the Committee.

6.   ISSUANCE OF RESTRICTED STOCK, DETERMINATION OF PERFORMANCE OBJECTIVES AND
     -------------------------------------------------------------------------
     ACHIEVEMENT OF PERFORMANCE OBJECTIVES
     -------------------------------------

     6.1  The Compensation Committee may, from time to time:

          A. determine the Participants, if any, to whom Restricted Stock Awards are to be issued;

          B. establish the Grant Amount, if any, to be awarded to each such Participant and determine that the value to the Company of the past services of such Participant is at least equal to the aggregate par value of the Grant Amount;

          C. establish Performance Objectives; and

          D. determine whether and to what extent, if any, the Performance Objectives for any previously awarded Restricted Stock, if any, have been achieved and, on the basis of such determination, establish the portion, if any, of a Grant Amount that is to be Vested.

     6.2 Performance Objectives may not be changed, altered or adjusted, provided, however, that the Board may make such changes as it deems appropriate to reflect the effects on the performance of the Company of an acquisition of a company or business, the divestiture of a subsidiary or division or other transactions or events outside the ordinary course of business which for financial reporting purposes as determined in accordance with Generally Accepted Accounting Principles.

     6.3 Upon a determination in accordance with Section 6.1D hereof, that any Restricted Stock is to be Vested, the removal of such Restrictions shall be effective with respect to such Grant Amount, or portion thereof, as of the Vesting Date.

     6.4 Participants to whom Restricted Stock Awards are made under the Plan shall not be required to make any monetary payment to the Company. However, all such Awards shall be subject to the Restrictions and all certificates representing Restricted Stock shall be issued with a restrictive legend, stamped, imprinted or otherwise inscribed thereon referencing such Restrictions. All share certificates representing such Restricted Stock shall be registered in the name of the Participant to whom the Restricted Stock is issued and may, in accordance with instructions established by the Committee, be delivered to the Company's Secretary or such other person as the Company may appoint to retain physical custody until the Restrictions imposed thereon have expired or shall have been removed.

     6.5 Each Restricted Stock Award issued under the Plan shall be evidenced by a written agreement, in form approved by the Committee, specifying the number of shares covered by the Award and such other provisions, consistent with the Plan, as may be deemed appropriate by the Committee and by the issuance of one or more stock certificates pursuant to Section 6.4.

7.   RESTRICTIONS.  No shares issued as Restricted Stock Awards hereunder may be
     ------------
     sold, assigned, transferred, pledged, hypothecated, or encumbered until the Vesting of the Restricted Stock in accordance with the terms of the Plan.

8.   EXPIRATION AND REMOVAL OF RESTRICTIONS
     --------------------------------------

     8.1 Unless sooner removed in accordance with the terms of the Plan, all Restrictions applicable to each Award shall automatically expire and terminate ten (10) years following the Date of Grant.

     8.2 If a Participant's employment is terminated voluntarily or involuntarily (except for any reason other than death, Disability, Retirement, the events referred to in Sections 8.3 through 8.6 hereof, or in connection with a Reorganization in which the Participant becomes employed by a successor corporation or business entity) all Restricted Stock held by him shall immediately and automatically be forfeited to the Company and Participant shall thereupon have no further right, title or interest in such Restricted Stock; provided, however, that any Restricted Stock that have Vested shall not be forfeited.

     8.3 If a Participant's employment with the Company is terminated as a result of death or Disability, all Restricted Stock shall be Vested as of the date of death or, in the case of Disability, as of the date of the determination of such Disability by the Board or Committee as the case may be.

     8.4 In the case of termination of employment for Retirement, a pro rata portion of the shares of Restricted Stock held by the retiring Participant, less the number of shares which have previously Vested, will be Vested immediately, calculated on the basis of a five year vesting schedule beginning on the Date of Grant and ending on the effective date of such Retirement. For example, if a Participant retires two years after the Date of Grant, Restricted Stock would Vest as to forty percent (40%) of the Grant Amount, and all remaining shares of Restricted Stock held by the Participant would be forfeited.

     8.5 If within twelve (12) months following a Change in Control there should occur, without a Participant's consent, a material lessening of his duties and responsibilities as an executive or key management employee of the Company or a material reduction in his base salary from the rate in effect as of the Date of Grant and, if, within ninety
          (90) days following such material lessening of duties or responsibilities or a material reduction in his base salary, the Participant shall, by providing written notice to the Company, voluntarily terminate his employment relationship with the Company, all Restricted Stock held by such Participant shall become Vested.

     8.6 If within twelve (12) months following a Change in Control, a Participant's employment should be terminated involuntarily, other than a Termination for Cause by the Company (or any successor to the Company by reason of such Change in Control), all Restricted Stock held by such Participant which have not theretofore Vested shall be forfeited.

     8.7 In the event of a Reorganization, the Board, in its sole discretion, may Vest all or any part of the issued and outstanding Restricted Stock prior to or contemporaneously with the effective date of such Reorganization. In the event of any Reorganization in which holders of Restricted Stock receive securities (herein "Exchange Securities") of another corporation or business entity in respect of Restricted Stock held by them, such Exchange Securities shall be subject to the Restrictions and to removal or expiration thereof in accordance with the terms of this Plan if the Board, for any reason, elects not to accelerate the removal of Restrictions prior to or contemporaneously with the effective date of the Reorganization.

     8.8 Upon Vesting of Restricted Stock in accordance with the terms of the Plan, all Restrictions imposed by Section 7 hereof shall be deemed removed and terminated with respect to the applicable Restricted Stock grants and the Company shall issue such instructions to the Transfer Agent or Registrar and take such other actions as may be appropriate in order to cause the removal, cancellation or rescission of all legends, stamps or other inscriptions referencing the restrictions on share certificates representing Restricted Stock which have Vested.

9.   RIGHTS AS STOCKHOLDERS.  Upon the issuance of the shares of Restricted
     ----------------------
     Stock pursuant to Section 6.5, the Participant shall, subject to the Restrictions, have all the rights of a stockholder with respect to said shares, including the right to vote the shares and to receive all dividends and other distributions paid or made with respect to the shares.

10.  TERMS AND CONDITIONS OF OPTIONS.
     -------------------------------

     10.1 ELIGIBILITY. Options may be granted to Employees, executives or directors whose performance for or contribution to the Company is considered by the Committee to have a significant effect on the success of the Company and to Consultants whose retention by the Company involves the performance of personal services that, as determined by the Committee, are of significant value or benefit to the Company. The adoption of this Plan shall not be deemed to give any Employee or other person any right to be awarded an Option. No Incentive Stock Option shall be granted under the Plan to a Consultant.

     10.2 OPTION GRANTS. Each Option shall be evidenced by a written agreement (a "Stock Option Agreement") in a form approved and authorized by the Committee, which shall be executed by the Company and the Participant receiving the Option. All Options shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the Plan, as the Committee shall deem necessary or appropriate:

          A. The Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Nonqualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted and the Fair Market Value of the shares shall be determined as of the Date of Grant.

          B. The exercise or purchase price, if any, for an Option shall be as follows:

             (i) In the case of an Incentive Stock Option:

                 a. granted to a Participant who, at the time of the grant of such Incentive Stock Option owns stock representing ore than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the Date of Grant;

                 b. granted to Participant other than a Participant described in the preceding clause, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

             (ii) In the case of a Nonqualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Committee.

          C. The period during which each Option may be exercised shall be fixed by the Committee. Unless the Committee shall designate when an Option granted pursuant to the Plan is exercisable, Options shall be exercisable as follows: (i) at any time after the first anniversary following the Date of Grant, the Option shall be exercisable as to 25 percent of the shares covered thereby; (ii) at any time after the expiration of two years following the Date of Grant, the Option shall be exercisable, cumulatively, as to an additional 25 percent of the shares covered thereby; (iii) at any time after the expiration of three years following the Date of Grant, the Option shall be exercisable, cumulative, as to an additional 25 percent of the shares covered thereby; and (iv) at any time after the expiration of four years following the Date of Grant, the Option shall be exercisable as to all the shares covered thereby which have not theretofore been exercised pursuant to the provisions of (i) through (iii) above. The Committee may, after an Option is granted and on such terms and conditions as it considers appropriate, accelerate the times at which the Option may be exercised.

          D. Unless otherwise determined by the Committee, Options granted pursuant to the Plan shall expire and cease to be exercisable upon the first to occur of any one of the following: (i) the expiration of 10 years following the Date of Grant; (ii) 90 days following the date when an Participant ceases to be an Employee, except in the case of a Termination for Cause, Retirement, or a termination by reason of the Participant's death or Disability while an Employee;
             (iii) if the Participant dies while an Employee or ceases to be an Employee by reason of the Participant's Disability while an Employee, one year following such death or termination of employment, whichever occurs first; or (iv) the Participant's Termination for Cause. Notwithstanding anything to the contrary contained herein, in no event may an Option be exercised after the expiration of 10 years following the Date of Grant. Further, the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof and, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the Date of Grant thereof or such shorter term as may be provided in the Stock Option Agreement.

          E. The shares covered by an Option may be purchased and the Option may be exercised in whole or in part at any time during the period defined in Section 10.2C above and prior to the expiration of such Option. Such exercise shall be in the manner fixed by the Committee by giving written notice of exercise to the Company specifying the number of shares to be purchased; provided, however, that an Option may not be exercised with respect to less than 50 shares subject to an Option unless there are less than 50 shares remaining subject to the Option.

          F. The notice of exercise of Option, whether the exercise is to be in whole or in part, shall be accompanied by delivery to the Company of (i) a certified or cashier's check(s); (ii) a check issued by a broker-dealer that is a member firm of the New York Stock Exchange, Inc. for 100 percent of the Option Price for the shares to be purchased;
             (iii) at the discretion of, and upon such terms and conditions as may be established by, the Committee, delivery of Common Stock already owned by the Participant for at least six months; or (iv) any combination of the foregoing. In the event that the Option Price is paid by a check issued by a broker-dealer, an executed copy of the notice of exercise shall be delivered to the broker-dealer, the notice of exercise shall instruct the Company to deliver certificates for the shares to be purchased to the broker-dealer and the Company shall confirm that it will deliver such certificates to the broker-dealer. No shares shall be issued upon exercise of any Option until full payment therefor has been made to and received by the Company.

          G. No Option granted under the Plan shall be transferable either voluntarily or by operation of law except by will or by the laws of descent and distribution and, during the lifetime of the Participant, such Option shall be exercisable only by him or her; provided, however, that Incentive Stock Options granted hereunder may be transferred on such terms and conditions, if any, as the Committee may, in its discretion, deem appropriate by amendment to this Plan. If the Participant dies while an Employee or terminates his or her Employee status because of a Disability, without having fully exercised his or Option, all shares covered by such Participant's Option which were exercisable at the date of his or her death or termination of Employee status because of a Disability and which becomes exercisable, in accordance with the terms of such Option, within 12 months thereafter shall be exercisable within such 12 month period when and as such shares becomes exercisable by such Participant (in the case of Disability) or, in the case of death, by his or her estate or any other person who acquired the right to exercise the Option by bequest of inheritance or by reason of death of the Participant and such estate or other person shall have the right to purchase by exercise of said Option all or any portion of such shares; provided, however, that no Option may be exercised at any time after the expiration date thereof. If the Option is exercised by a person other than the Participant, the Committee may require appropriate proof of such other person's right to exercise said Options.

          H. If a Participant ceases to be an Employee for any reason (other than Termination for Cause, death or Disability while an Employee or Retirement) his or her Option shall remain exercisable for a period of 90 days thereafter to the extent, and only to the extent, such option was exercisable, by its terms, as of the effective date of his or her cessation of Employee status. Upon Retirement of an Participant, all shares covered by such Participant's Option shall continue to be exercisable by such Participant in accordance with the terms of such Option; provided, however, that if, and to the extent that, an Incentive Stock Option is exercised more than 90 days after the Retirement date, such Option will be treated as a Nonqualified Option. No Option may be exercised at any time after the expiration date thereof.

          I. If a Participant ceases to be an Employee and such termination was a Termination for Cause, all Options shall immediately expire and cease to be exercisable.

          J. No fractional shares will be issued pursuant to the exercise of any Option nor will any cash payment be made in lieu of fractional shares.

          K. In the event that, within 12 months following a Change in Control there should occur, without an Participant's consent, a material lessening of his or her duties and responsibilities as an Employee or a material reduction in his or her base salary from the rate in effect as of the Date of Grant and if, within ninety (90) days following such material lessening of duties or responsibilities or a material reduction in his or her base salary, the Participant shall, by providing written notice to the Company, voluntarily terminate his or her Employee status, unless the Board has prior to such Change in Control, in its sole discretion determined that all or a portion of the outstanding Options held by such Participant shall become immediately and fully exercisable upon or immediately following such Change in Control, all shares covered by such Participant's Options shall become immediately and fully exercisable and such Participant shall have the right to purchase, by exercise of such Option, all or any portion of the shares covered by such Option; provided, however, that in no event may any Option be exercised after the expiration date thereof.

          L. If (i) within 12 months following a Change in Control, a Participant's Employee status should be terminated involuntarily by the Company (or any successor to the Company by reason of such Change in Control) and such termination is not a Termination for Cause, and (ii) the Board has not prior to such Change in Control, in its sole discretion, determined that all or a portion of the outstanding Options held by such Participant shall become immediately and fully exercisable upon or immediately following such Change in Control, then all shares covered by such Participant's Options shall become immediately and fully exercisable and such Participant shall have the right to purchase by exercise of such Option, all or any portion of the shares covered by such Option; provided, however, that in no event may an Option be exercised after the expiration date thereof.

          M. In the event of any Reorganization, all rights of the person or persons entitled to exercise then outstanding Options granted under the Plan and such Options shall wholly and completely terminate at the time of any such Reorganization, except to the extent that any agreement or undertaking of any party to any such Reorganization shall make specific provision with respect to such Option and the rights of such Participants. Notwithstanding the foregoing, the Board may determine that each Participant shall have the right immediately prior to such Reorganization to exercise such Participant's Option with respect to any or all of the shares remaining subject to such Option, whether or not such shares are then otherwise purchasable by said Participant. To the extent that any such exercise relates to shares which are not otherwise purchasable by the Participant at such time, such exercise shall be contingent upon the consummation of such Reorganization.

          N. The Committee reserves the right and shall determine the expiration, terms, termination, exercisability and other conditions relating to Options, if any, granted to Consultants.

11.  ADMINISTRATION AND OPERATION
     ----------------------------

     11.1 GOVERNMENT REGULATIONS.  The Plan and the operation thereof shall be
          ----------------------
          subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, including, but not necessarily limited to, the obtaining of necessary permits and authorizations from applicable state securities commissions and agencies, if required, and registration of the securities subject to this Plan with the Securities and Exchange Commissions. In addition, the Company may cause an appropriate legend to be affixed to any stock certificate representing Common Stock issued under the Plan in accordance with all applicable federal and state securities laws, rules and regulations.

     11.2 LIMITS.  The maximum aggregate number of Shares with respect to which
          ------
          Options may be granted to any Employee in any fiscal year of the Company shall be five hundred thousand (500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization. The maximum value of any Restricted Stock Award granted to any Employee in any fiscal year of the Company and intended to qualify as Performance-Based Compensation shall be two million dollars ($2,000,000), calculated based upon the value of the Restricted Stock Award assuming the performance goal was met on the Date of Grant of the Award. This
          Section is intended to comply with the requirements for the award of Performance-Based Compensation applicable to Awards other than stock options and stock appreciation rights and shall be construed in accordance with the requirements of (S)162(m) of the Code and the regulations thereunder.

     11.3 WITHHOLDING.  Whenever, under the code and applicable regulations,
          -----------
          the issuance of shares of Common Stock upon the exercise of Options or the Vesting of Restricted Stock will result in any requirement that the Participant pay or otherwise satisfy any federal, state or local payroll withholding amounts, including taxes, FICA and the like, it shall be a condition to the issuance (or Vesting) of such Common Stock that the Participants shall have made arrangements satisfactory to the Company, as determined in accordance with rules established by the Committee, with respect to the payment or satisfaction of such withholding amounts. In lieu of paying in cash additional sums which may be required to satisfy such withholding amounts, if any, the Committee may permit Participants to elect to deliver to the Company shares of Common Stock held by such Participant or a portion of the shares of Common Stock subject to the Option then being exercised by such Participant (or to be Vested in the case of Restricted Stock) as payment or in partial payment of the withholding amount requirement subject, however, to such rules as may be adopted by the Committee.

     11.4 AMENDMENTS.  The Board may at any time and from time to time modify,
          ----------
          amend, suspend or discontinue the Plan in any respect, except that, without stockholder approval, the Board may not increase the number of shares reserved under the Plan (other than increases due to changes in capitalization), permit the issuance of Common Stock upon exercise of an Option before payment therefor in full, make any change in the eligibility requirements hereunder, or extend the period within which Incentive Stock Options may be granted. Approval by the stockholders means approval by the holders of requisite number of shares of Common Stock either (a) at a meeting at which shareholders are present or represented by proxy and and which is duly held or (b) by written consent of shareholders, in each case in accordance with the applicable laws of the state of Utah. The modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under Options or Restricted Stock previously issued to him or her.

     11.5 EMPLOYMENT RELATIONSHIP.  Neither the Plan nor any Option or
          -----------------------
          Restricted Stock granted hereunder shall confer upon any Participant any right to continued employment by the Company or any Subsidiary, or shall interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment at any time with or without notice or cause.

     11.6 LISTING ON EXCHANGE.  The Company shall not be required to issue or
          -------------------
          deliver any certificates for shares of Common Stock under the Plan prior to: (a) the listing of such shares on any stock exchange on which the Common Stock may then be listed; and (b) the completion of any registration or qualification of such shares under any federal or state securities laws, or any rulings or regulation of any governmental body, which the Committee shall in its sole discretion, determine to be necessary or advisable.

 12.      GENERAL PROVISIONS
          ------------------

          12.1 No Participant and no beneficiary or other person claiming under or through such Participant shall have any rights as a stockholder of the Company with respect to any shares of Common Stock allocated or reserved under the Plan and subject to any Option or Restricted Stock Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant free of Restrictions.

          12.2 The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of California and construed in accordance therewith.

          12.3 Continuance of the Plan with respect to the grant of Incentive Stock Options and grants to Employees shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted, and such stockholder approval shall be a condition to the right of a Covered Employee to receive Performance-Based Compensation hereunder. Such stockholder approval shall be obtained in the degree and manner required under applicable laws.

     This AvTel Communications, Inc. 1997 Stock Incentive Plan was adopted by the Board on __________________, 19__, and approved by the stockholders on ________________, 19__.

AVTEL COMMUNICATIONS, INC.



By:  _________________________           By:  _________________________
     Anthony E. Papa                          James P. Pisani
     President & Chief Executive Officer      Executive Vice President &
                                              Chief Operating Officer

                          AVTEL COMMUNICATIONS, INC.
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

  The undersigned stockholder of AvTel Communications, Inc., a Utah corporation (the "Company"), hereby appoints Anthony E. Papa and James P. Pisani each of them, each with full power of substitution, as proxy for the undersigned to vote and otherwise represent all the shares registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on Friday, February 27, 1997, at 4:00 p.m. at 130 Cremona Drive, Suite C, Santa Barbara, California, and at any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in he following manner as further described in the accompanying Proxy Statement.

  Either of such proxies and attorneys-in-fact, or their substitutes, as shall be present and shall act at said meeting or any adjournment or adjournments thereof shall have and may exercise all the powers of said proxies and attorneys-in-fact thereunder.

  The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company's 1996 Annual Report to Stockholders.

  The election of the following persons as Directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors shall be duly elected and qualified:

1.  Election of Directors
  Nominees: Anthony E. Papa, James P. Pisani, Barry A. Peters and Frank Dziuba

           FOR [_]              AGAINST [_]             ABSTAIN [_]

                   ----------------------------------------

          [_] FOR all nominees except those listed on the line above

2.  Approval of the AvTel Communications, Inc. 1997 Stock Incentive Plan

           FOR [_]              AGAINST [_]             ABSTAIN [_]

               PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

3. Approval of the selection of Ernst & Young LLP as independent certified public accountants for the Company for the fiscal year ending September 30, 1997.
           FOR [_]              AGAINST [_]             ABSTAIN [_]

  The Shares represented by the proxy will be voted in accordance with the specification made. If no specification is made, the Shares represented by this proxy will be voted for each of the nominees and proposals and, in the discretion of the proxy holders, on any other matters that may properly come before the meeting or any adjournment thereof.

                                              The proxies are authorized to vote
                                              and otherwise represent the shares
                                              of the undersigned on any other
                                              matters which may property come
                                              before the meeting of any
                                              adjournment, according to their
                                              decision and in their discretion.

                                              If the shares are held jointly,
                                              each holder should sign. If
                                              signing for estates, trusts,
                                              partnerships or corporations,
                                              title or capacity should be
                                              stated. Sign exactly as the
                                              name(s) appear on the stock
                                              certificate(s).

                                              Dated:_____________________, 1997


                                              (Signature)______________________


                                              (Signature)______________________

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.